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                                                                     EXHIBIT 1

                               AEP INDUSTRIES INC.

                                  $200,000,000

                   9.875 % Senior Subordinated Notes due 2007

                                  Purchase Agreement

                                                             November 14, 1997

J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
Salomon Brothers Inc
c/o J.P. Morgan Securities Inc.
    60 Wall Street
    New York, New York  10260-0060

Ladies and Gentlemen:

    AEP Industries Inc., a Delaware corporation (the "Company"), proposes to issue and sell to J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and Salomon Brothers Inc (the "Initial Purchasers") $200,000,000 aggregate principal amount of its 9.875% Senior Subordinated Notes due 2007 (the "Notes"). The Notes will be issued pursuant to an Indenture to be dated as of November 19, 1997 (the "Indenture") between the Company and The Bank of New York, as trustee (the "Trustee").

    The offering and sale of the Notes to the Initial Purchasers will be made without registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption therefrom provided by Section 4(2) of the Securities Act. Holders of Notes will have the benefits of a Registration Rights Agreement to be dated as of November 19, 1997 between the Company and the Initial Purchasers, substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement") pursuant to which the Issuers will agree to file with the Securities and Exchange Commission (the "Commission") (i) a registration statement under the Securities Act (the "Exchange Registration Statement") registering an issue of senior subordinated notes of the Company (the "Exchange Notes") which are identical in all material respects to the Notes (except that the Exchange Securities will not contain terms with respect to transfer restrictions or liquidated damages) and
(ii) under certain limited circumstances, a shelf registration statement with respect to the resale of the Securities pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement"). This Agreement, the Indenture, the Notes, the Exchange Notes and the Registration Rights Agreement are collectively referred to herein as the "Offering Agreements."

    The Company hereby agrees with the Initial Purchasers as follows:

    1. Upon the basis of the representations and warranties herein contained, the Company agrees to issue and sell the Notes to the Initial Purchasers as hereinafter provided, and each Initial Purchaser, subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company the respective



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principal amount of Notes set forth opposite such Initial Purchaser's name on
Schedule I hereto at a price (the "Purchase Price") equal to 96.474% of their principal amount.

    2. The Company understands that the Initial Purchasers intend (i) to offer privately their respective portions of the Notes as soon after this Agreement has become effective as in the judgment of the Initial Purchasers is advisable and (ii) initially to offer the Notes upon the terms set forth in the Offering Memorandum (as defined below).

    The Company confirms that it has authorized the Initial Purchasers, subject to the restrictions set forth below, to distribute copies of the Offering Memorandum in connection with the offering of the Notes. Each Initial Purchaser hereby makes to the Company the following representations and agreements:

         (a) it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act; and

         (b) (A) it will not solicit offers for, or offer to sell, the Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act ("Regulation D")) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (B) it will solicit offers for the Notes only from, and will offer the Notes only to, (1) persons whom it reasonably believes to be "qualified institutional buyers" within the meaning of Rule 144A under the Securities Act or (2) upon the terms and conditions set forth in Annex I to this Agreement (which Annex is expressly incorporated into, and made a part of, this Agreement).

    3. Payment for the Notes shall be made by wire transfer in immediately available funds, to the account specified by the Company to the Initial Purchasers no later than noon on the Business Day (as defined below) prior to the Closing Date (as defined below), on November 19, 1997, or at such other time on the same or such other date as the Initial Purchasers and the Company may agree upon in writing. The time and date of such payment are referred to herein as the "Closing Date." As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

    Payment for the Notes shall be made against delivery to the nominee of The Depository Trust Company for the account of the Initial Purchasers or such other persons designated in writing by the Initial Purchasers of one or more global notes representing the Notes (collectively, the "Global Note"), with any transfer taxes payable in connection with the transfer to the Initial Purchasers paid by the Company. The Global Note will be made available for inspection by the Initial Purchasers at the office of J.P. Morgan Securities Inc. at the address set forth above, or at such other location as the Company and the Initial Purchasers agree, not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date.

    4. The Company represents and warrants to each Initial Purchaser as follows:

         (a) A preliminary offering memorandum, dated November 3, 1997 (the "Preliminary Offering Memorandum"), and an offering memorandum, dated November 14, 1997 (the "Offering Memorandum"), have been prepared in connection with the offering of the Notes. Any reference to the Preliminary Offering Memorandum or the Offering Memorandum (or to material included therein) shall be deemed to refer to and include any material incorporated by reference therein. The Preliminary Offering Memorandum or the Offering Memorandum and any amendments or supplements thereto did not, as of their respective dates, and the Offering Memorandum will not as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements

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    therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to statements or omissions in the Preliminary Offering Memorandum, the Offering Memorandum or any amendment or supplement thereto made in reliance upon and in conformity with written information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser expressly for use therein.

         (b) The audited and unaudited financial statements, and the related notes thereto, included or incorporated by reference in the Offering Memorandum present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and changes in their consolidated cash flows and stockholders' equity for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and the interim statements have been prepared on a basis substantially consistent with that of the audited consolidated financial statements, except for the absence of year-end adjustments to interim statements. The pro forma financial statements, and the related notes thereto, and other pro forma financial information included in the Offering Memorandum have been prepared on a basis consistent with the historical financial statements included in the Offering Memorandum, include all material adjustments to the historical financial statements required by Rule 11-02 of Regulation S-X under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to reflect the transactions described in the Offering Memorandum, and are based upon good faith estimates and assumptions believed by the Company to be reasonable.

         (c) The statistical and market-related data included in the Offering Memorandum are based on or derived from sources, including, without limitation, internal Company research, surveys or studies, that the Company believes are reliable and accurate.

         (d) Since the respective dates as of which information is given in the Offering Memorandum, there has not been any material change in the capital stock or long-term debt of the Company or any of the Subsidiaries (as defined below), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and the Subsidiaries (as defined below), taken as a whole (a "Material Adverse Change" or a "Prospective Material Adverse Change," respectively), otherwise than as set forth in or contemplated by the Offering Memorandum. Since the respective dates as of which information is given in the Offering Memorandum, neither the Company nor any of the Subsidiaries has entered into any transaction or agreement material to the Company and the Subsidiaries taken as a whole, other than in the ordinary course of business consistent with past practice.

         (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own and lease its properties and conduct its business as described in the Offering Memorandum, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing, singly or in the aggregate with all other such failures, would not have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect").

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         (f)  The Company has, and, as of the Closing Date (prior to the consummation of the transactions contemplated by the Offering Memorandum), will have the capitalization set forth in the Offering Memorandum under the caption "Capitalization." All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and, except as described in the Offering Memorandum, are not subject to any preemptive or similar rights; and, except as described in or expressly contemplated by the Offering Memorandum, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of the Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company or any of the Subsidiaries is a party relating to the issuance of any capital stock of the Company or of any such Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options.

         (g) Each of the subsidiaries of the Company (the "Subsidiaries") that is a corporation has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with corporate power and authority to own and lease its properties and conduct its business as described in the Offering Memorandum, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing, singly or in the aggregate with all other such failures, would not have a Material Adverse Effect. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and (except as otherwise set forth in the Offering Memorandum) are, and as of the Closing Date, will be owned by the Company, directly or indirectly, free and clear of all material liens, encumbrances, security interests or claims.

         (h) The Company has all requisite corporate power and authority to execute each of the Offering Agreements and to perform its obligations hereunder and thereunder; and all corporate action or action by stockholders and/or the board of directors, as the case may be, required to be taken by the Company for the due authorization, execution and delivery of each of the Offering Agreements and the consummation of the transactions contemplated thereby have been duly and validly taken.

         (i) This Agreement has been duly authorized, executed and delivered by the Company.

         (j) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and, when duly authorized, executed and delivered by the Initial Purchasers, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms except to the extent that (i) the enforcement thereof may be subject to (A) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and
    (B) general principles of equity and the discretion of the court before which any proceedings therefor may be brought and (ii) the enforcement of rights to indemnity and contribution thereunder may be limited by applicable law.

         (k) The Indenture has been duly authorized, executed and delivered by the Company and, when duly authorized, executed and delivered by the Trustee, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms except to the extent that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization,

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    moratorium or similar laws affecting creditors' rights generally and (ii)
    general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

         (l) The Notes and the Exchange Notes have been duly authorized and, when executed, issued and delivered pursuant to this Agreement, the Indenture or the Registration Rights Agreement, as the case may be, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by the Indenture and enforceable against the Company in accordance with their terms, except to the extent that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

         (m) The Notes, the Registration Rights Agreement and the Indenture conform, in all material respects, to the descriptions thereof contained in the Offering Memorandum.

         (n) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Notes) will violate or result in a violation by the Company of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System.

         (o) Neither the Company nor any of the Subsidiaries is, (i) in violation of its charter or by-laws, (ii) in default, and no event has occurred which, with the giving of notice or lapse of time or both would be, in violation of or in default under, its organizational documents or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them or any of their respective properties is subject, except for any such defaults which would not singly or in the aggregate have a Material Adverse Effect or (iii) in violation of any law, ordinance, governmental rule or regulation or any order, judgment or decree to which it or any of their respective properties is subject, except for any such violations which would not singly or in the aggregate have a Material Adverse Effect.

         (p) The execution and delivery by the Company of the Offering Agreements, the issuance and sale of the Notes and the Exchange Notes, the performance by the Company of all of its obligations under the Offering Agreements and the consummation of the transactions contemplated thereby do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, franchise agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of their respective properties is subject or
    (ii) result in any violation of (a) the charter or by-laws or similar organizational document of the Company or any of the Subsidiaries or
    (b) any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Subsidiaries or any of their respective properties, except, in the case of clauses (i) and (ii)(b), for any such conflicts, breaches, defaults or violations that, singly or in the aggregate, would not have a Material Adverse Effect.

         (q) No consent, approval, authorization, order, license, registration or qualification of or with any court or governmental agency or body is required for the execution and delivery by the Company of the Offering Agreements, the issuance and sale of the Notes and the issuance of the Exchange Notes, the performance by the Company of its obligations under the Offering Agreements or the con-

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    summation of the transactions contemplated thereby, except for such consents, approvals, authorizations, orders, licenses, registrations or qualifications as (i) have been obtained, (ii) as may be required under any state securities or Blue Sky Laws in connection with the purchase and distribution of the Notes by the Initial Purchasers or the issuance of the Exchange Notes and (iii) in the case of the issuance of the Exchange Notes or the performance of the Registration Rights Agreement, such as may be required under the Securities Act and the Trust Indenture Act of 1939, as amended (the "TIA").

         (r) Other than as set forth in the Offering Memorandum, there are no legal or governmental investigations, actions, suits or proceedings (collectively, "Proceedings") pending against or affecting the Company or any of the Subsidiaries or any of their respective properties or of which the Company or any of the Subsidiaries is or, to its knowledge, may be a party or of which any property of the Company or any of the Subsidiaries is or, to its knowledge, may be the subject which, singly or in the aggregate, could have, or reasonably could be expected to have, a Material Adverse Effect or which could reasonably be expected to prevent or adversely affect the issuance of the Notes or the Exchange Notes or challenge the validity or enforceability of any of the Offering Agreements or any action taken or to be taken pursuant to the Offering Agreements; and to the Company's best knowledge, no such Proceedings are threatened or contemplated by governmental authorities or threatened by others.

         (s) The Company and the Subsidiaries have good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the Offering Memorandum and except to the extent as would not, singly or in the aggregate, have a Material Adverse Effect; and any real property and buildings held under lease by the Company and the Subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as would not, singly or in the aggregate, have a Material Adverse Effect.

         (t) The Company is not, nor will it be after giving effect to the offering and sale of the Notes and the application of the proceeds therefrom, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

         (u) Arthur Andersen LLP, who have certified certain financial statements in the Offering Memorandum, are independent public accountants within the meaning of rule 101 of the AICPA's Code of Professional Conduct and its interpretations and rulings.

         (v) The Company and the Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith, except such amounts that are not, singly or in the aggregate, material to the Company and the Subsidiaries taken as a whole; and there is no tax deficiency which has been or might reasonably be expected to be asserted or threatened against the Company or any Subsidiary, other than such tax deficiencies in such amounts that are not, singly or in the aggregate, material to the Company and the Subsidiaries taken as a whole.

         (w) Neither the Company, nor any of the Subsidiaries nor any person acting on its or their behalf has taken or will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Notes.

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         (x)  Each of the Company and the Subsidiaries owns, possesses or has obtained all licenses, franchises, permits, certificates, consents, orders, approvals and other authorizations (collectively, "Permits") from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations, all domestic or foreign courts and other tribunals necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except where the failure to obtain any such Permit or make any such declaration or filing would not, singly or in the aggregate, have a Material Adverse Effect and neither the Company nor any such Subsidiary has received any notice of any proceeding relating to revocation or modification of any such Permit; and each of the Company and the Subsidiaries is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof, except to the extent that failure to so comply would not, singly or in the aggregate, have a Material Adverse Effect.

         (y) There are no existing or, to the Company's knowledge, threatened labor disputes with the employees of the Company or any of the Subsidiaries which, singly or in the aggregate, would have a Material Adverse Effect.

         (z) The Company and the Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state, provincial, local or municipal laws, rules, regulations, ordinances, codes, policies or rules of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit, license or approval and (iv) have not received any notice of any currently pending or threatened administrative, regulatory or judicial action, suit, demand, claim, lien, notice of noncompliance or violation, investigation or proceeding relating in any way to any Environmental Law, except, in each case, where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

         (aa) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), except to the extent that any such non-compliance, singly or in the aggregate, would not have a Material Adverse Effect. No prohibited transaction, within the meaning of Section 406 of ERISA or
    Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption. For each such plan which is subject to the funding rules of
    Section 412 of the Code or Section 302 of ERISA no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

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         (bb) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

         (cc) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")) thereof has directly, or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the offering contemplated by the Offering Memorandum.

         (dd) Neither the Company nor any person acting on behalf of the Company has offered or sold the Notes by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or, with respect to Notes sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Securities Act), by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act, and the Company and all persons acting on its behalf have complied with and will implement the "offering restrictions" within the meaning of such Rule 902.

         (ee) It is not necessary in connection with the offer, sale and delivery of the Notes in the manner contemplated by this Agreement and the Offering Memorandum to register the Notes under the Securities Act or to qualify an indenture under the TIA.

         (ff) The Notes satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

         (gg) None of the Subsidiaries are organized under the laws of any state of the United States or the District of Columbia.

    5. The Company covenants and agrees with each of the Initial Purchasers as follows:

         (a) before distributing any amendment or supplement to the Offering Memorandum, to furnish to the Initial Purchasers a copy of the proposed amendment or supplement for review and not to distribute any such proposed amendment or supplement to which the Initial Purchasers reasonably object;

         (b) if, at any time prior to the completion of the Offering (as defined in the Offering Memorandum), any event shall occur as a result of which it is necessary to amend or supplement the Offering Memorandum in order that the Offering Memorandum does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Initial Purchasers and to the dealers (whose names and addresses the Initial Purchasers will furnish to the Company) to which Notes may have been sold by the Initial Purchasers and to any other dealers upon request, such amendments or supplements to the Offering Memorandum as may be necessary so that the Offering Memorandum as so amended or supplemented will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, misleading or so that the Offering Memorandum will comply with law;

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         (c)  the Company will cooperate with the Initial Purchasers and their counsel in connection with the registration or qualification of the Notes for offering and sale by the Initial Purchasers and by dealers under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may designate and will file such documents necessary or appropriate in order to effect such registration or qualification; provided, however, that in no event shall the Company be obligated to file a general consent to service of process in any jurisdiction or to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to taxation or service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject;

         (d) for five years from the Closing Date, to furnish to the Initial Purchasers copies of all reports or other communications (financial or other) furnished to holders of Notes, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange;

         (e) during the period beginning on the date hereof and continuing to and including the Business Day following the Closing Date, not to offer, sell, contract to sell, or otherwise dispose of any debt securities of or guaranteed by the Company or any of the Subsidiaries which are substantially similar to the Notes;

         (f) to use the net proceeds received by the Company from the sale of the Notes pursuant to this Agreement in the manner specified in the Offering Memorandum under the caption "Use of Proceeds";

         (g) to use its best efforts to cause such Notes to be eligible for the PORTAL trading system ("PORTAL") of the National Association of Securities Dealers, Inc. and for the Notes to be eligible for clearance and settlement through the Depository Trust Company;

         (h) during the period of two years after the Closing Date, the Company will not, and will use its reasonable best efforts to cause its subsidiaries not to, resell any of the Notes which constitute "restricted securities" under Rule 144 that have been reacquired by any of them;

         (i) whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Notes, including any expenses of the Trustee, (ii) incident to the preparation, printing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Notes under the laws of such jurisdictions as the Initial Purchasers may designate (including reasonable fees of counsel for the Initial Purchasers and their disbursements in connection with such activities), (iv) in connection with the listing of the Notes on any securities exchange or inclusion of the Notes on PORTAL,
    (v) in connection with the printing (including word processing and duplication costs) and delivery of the Preliminary and Supplemental Blue Sky Memoranda and any Legal Investment Survey and the furnishing to the Initial Purchasers and dealers of copies of the Preliminary Offering Memorandum and Offering Memorandum (and any amendments and supplements thereto), including mailing and shipping, as herein provided,

    (vi) payable to rating agencies in connection with the rating of the Notes, and (vii) incurred by the Company in connection with a "road show" presentation to potential investors;

         (j) to take all action that is appropriate or necessary to assure that offerings of other securities will not be integrated for purposes of the Securities Act with the offering contemplated hereby;

         (k) not to solicit any offer to buy or offer to sell Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act;

         (l) while the Notes remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, to, during any period in which the Company is not subject to Section 13 or 15(d) under the Exchange Act, make available to the Initial Purchasers and any holder of Notes in connection with any sale thereof and any prospective purchaser of Notes, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) ("Rule 144A(d)(4) Information") under the Securities Act (or any successor thereto);

         (m) not to take any action prohibited by Regulation M under the Exchange Act, in connection with the distribution of the Notes contemplated hereby;

         (n) to furnish promptly to each of the Initial Purchasers and counsel for the Initial Purchasers, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum (and any amendments or supplements thereto) as may be reasonably requested; and

         (o) to do and perform all things required to be done and performed by it under this Agreement and the Registration Rights Agreement that are within its control prior to or after the Closing Date, and to use its reasonable best efforts to satisfy all conditions precedent on its part to the delivery of the Notes.

    6. The several obligations of the Initial Purchasers hereunder to purchase the Notes on the Closing Date are subject to the performance by the Company of its obligations hereunder and to the following additional conditions:

         (a) The representations and warranties of the Company contained herein shall be true and correct, in all material respects, on and as of the Closing Date as if made on and as of the Closing Date and the Company shall have complied, in all material respects, with all agreements and all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date.

         (b) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading or (iii) any review or possible change that does not indicate an improvement, in the rating accorded any debt of or guaranteed by the Company or any of the Subsidiaries by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, if, in the case of the securities of any Subsidiary, the event described in clauses (i), (ii) or
    (iii) above would have a Material Adverse Effect.

         (c) Since the respective dates as of which information is given in the Offering Memorandum, there shall not have been any material change in the capital stock or long-term debt of the Com-pany or any of the Subsidiaries or any Material Adverse Change, or any development involving a Prospective Material Adverse Change, otherwise than as set forth or contemplated in the Offering Memorandum, the effect of which in the sole judgment of the Initial Purchasers makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes on the Closing Date on the terms and in the manner contemplated in the Offering Memorandum. Neither the Company nor any of the Subsidiaries has sustained since the date of the latest audited financial statements included in the Offering Memorandum any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum.

         (d) The Initial Purchasers shall have received on and as of the Closing Date a certificate of the chief financial officer of the Company, satisfactory to the Initial Purchasers to the effect set forth in subsections (a) through (c) of this Section and to the further effect that
    (i) the audited and unaudited financial statements of the Company included or incorporated by reference in the Offering Memorandum have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, (ii) the interim statements have been prepared on a basis substantially consistent with that of the audited consolidated financial statements, except for the absence of year-end adjustments to interim statements and (iii) such officer has notified the Company's independent public accountants as to the foregoing.

         (e) Bachner, Tally, Polevoy & Misher LLP, counsel for the Company, shall have furnished to the Initial Purchasers their written opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, to the effect that:

              (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware with corporate power and authority to own and lease its properties and conduct its business as described in the Offering Memorandum;

              (ii) other than as set forth in the Offering Memorandum, to such counsel's knowledge, there are no Proceedings pending against or affecting the Company or any of the Subsidiaries or any of their respective properties or of which the Company or any of the Subsidiaries is or may be a party or of which any property of the Company or any of the Subsidiaries is or may be the subject which, singly or in the aggregate, could have, or reasonably could be expected to have, a Material Adverse Effect or which could reasonably be expected to prevent or adversely affect the issuance of the Notes or the Exchange Notes or challenge the validity or enforceability of any of the Offering Agreements or any action taken or to be taken pursuant to the Offering Agreements; and to the best knowledge of such counsel, no such Proceedings are threatened or contemplated by governmental authorities or threatened by others;

              (iii) this Agreement has been duly authorized, executed and delivered by the Company;

              (iv) the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and, when duly authorized, executed and delivered by the Initial Purchasers, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms except, to the extent that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (iii) with respect to rights of indemnification and contribution, principles of public policy or federal or state securities laws relating thereto. The Company has all requisite corporate power and authority to execute each of the Offering Agreements and to perform its obligations hereunder and thereunder; and all corporate action or action by stockholders and/or the board of directors, as the case may be, required to be taken by the Company for the due authorization, execution and delivery of each of the Offering Agreements and the consummation of the transactions contemplated thereby have been duly and validly taken;

              (v) the Indenture has been duly authorized, executed and delivered by the Company and, when duly authorized, executed and delivered by the Trustee, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms except to the extent that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought;

              (vi) the Notes and the Exchange Notes have been duly authorized and, when executed, issued and delivered pursuant to this Agreement, the Indenture or the Registration Rights Agreement, as the case may be, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by the Indenture and enforceable against the Company in accordance with their terms, except to the extent that the enforcement thereof may be subject to
         (i) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought; and the Notes were not, when issued, of the same class as securities known to such counsel (after due inquiry) to be listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or quoted in a U.S. automated inter-dealer quotation system;

              (vii) the execution and delivery by the Company of the Offering Agreements, the issuance and sale of the Notes and the Exchange Notes, the performance by the Company of all of its obligations under the Offering Agreements and the consummation of the transactions contemplated thereby do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, franchise agreement or other agreement or instrument, in each case, identified to such counsel as material in a certificate of the Company or filed by the Company under the Securities Act or the Exchange Act as a material agreement, to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of their respective properties is subject or (ii) result in any violation of (a) the charter or by-laws of the Company or (b) any existing obligation of or restriction on the Company under any order, judgment or decree of any Delaware, New York or federal court or governmental authority binding on the Company and identified to such counsel in a certificate of the Company or violate any material Delaware, New York or federal statute or regulation that such counsel has, in the exercise of customary professional diligence, recognized as directly applicable to the Company or to transactions of the type contemplated by the Offering Agreements, except, in the case of clauses (i) and (ii)(b), for any such conflicts, breaches, defaults or violations that, singly or in the aggregate, would not have a Material Adverse Effect;

              (viii) no consent, approval, authorization, order, license, registration or qualification of or with any Delaware, New York or federal court or governmental agency or body is required for the issuance and sale of the Notes and the issuance of the Exchange Notes or the consummation of the other transactions contemplated by the Offering Agreements, except for such consents, approvals, authorizations, orders, licenses, registrations or qualifications as
         (i) have been obtained, (ii) as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Initial Purchasers and (iii) in the case of the performance of the Registration Rights Agreement, such as may be required under the Securities Act and the TIA;

              (ix) the Company is not, nor will it be after giving effect to the offering and sale of the Notes and the application of the proceeds therefrom (as described in the Offering Memorandum under the caption "Use of Proceeds"), an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act;

              (x) the summaries of the agreements or documents to which the Company is a party (including the Notes, the Registration Rights Agreement and the Indenture) included under the headings "Description of Credit Facilities -- Credit Agreement" and "Description of Notes" in the Offering Memorandum, insofar as such statements purport to constitute summary of legal documents or instruments, fairly summarize and present in all material respects the information required to be presented therein;

              (xi) no registration under the Securities Act of the Notes is required in connection with the sale of the Notes to the Initial Purchasers as contemplated by this Agreement and the Offering Memorandum or in connection with the initial resale of the Notes by the Initial Purchasers in accordance with Section 2 (including
         Annex I) of this Agreement, and prior to the commencement of the Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Indenture is not required to be qualified under the TIA, in each case assuming (i) that the purchasers who buy the Notes in the initial resales are Qualified Institutional Buyers or non-U.S. Persons (as defined in Rule 902 under the Act), (ii) the accuracy of the Company's representations contained in this Agreement regarding the absence of a general solicitation in connection with the sale of the Notes to the Initial Purchasers and the initial resales thereof and the accuracy of the Initial Purchasers' representations contained in this Agreement and (iii) the compliance by the Initial Purchasers, any other seller of the Notes or any person acting on their behalf with the provisions of Rule 144A(d)(2) of the Securities Act; and

              (xii) such counsel has no reason to believe that the Offering Memorandum (other than the financial statements and other financial information included therein as to which such counsel need express no belief) or any amendment or supplement thereto contained as of its date or contains as of the Closing Date any untrue statement of a material fact or omitted as of its date or omits as of the Closing Date to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         With respect to subparagraph (xiii) above, Bachner, Tally, Polevoy & Misher LLP may state that such counsel has participated in conferences with directors, officers and other representatives of the

    Company and representatives of the independent public accountants for the Company, at which conferences the contents of the Offering Memorandum and related matters were discussed, and, although such counsel has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum, except as specified.

         In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and the State of New York and the General Corporation Law of the State of Delaware, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Initial Purchasers' counsel) of other counsel, reasonably acceptable to the Initial Purchasers' counsel, familiar with the applicable laws and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company.

         The opinion of Bachner, Tally, Polevoy & Misher LLP described above shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

         (f) The Initial Purchasers shall have received on and as of the Closing Date an opinion of Cahill Gordon & Reindel, counsel to the Initial Purchasers, with respect to such matters as the Initial Purchasers may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

         (g) On the date of the issuance of the Offering Memorandum and also on the Closing Date, Arthur Andersen LLP shall have furnished to the Initial Purchasers letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Initial Purchasers, containing statements and information of the type customarily included in accountants' "comfort letters" with respect to the financial statements and certain financial information contained in the Offering Memorandum.

         (h) The Company shall have executed and delivered the Registration Rights Agreement.

         (i) On or prior to the Closing Date, the Company shall have furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers shall reasonably request.

         (j) None of the Initial Purchasers shall have discovered and disclosed to the Company on or prior to the Closing Date that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Initial Purchasers, is material or omits to state any fact which, in the opinion of such counsel, is material or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

    7. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, each affiliate of any Initial Purchaser which assists such Initial Purchaser in the distribution of the Notes, and each person, if any, that controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum, any preliminary offering memorandum or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary offering memorandum shall not inure to the benefit of any Initial Purchaser from whom the person asserting any such losses, claims, damages, liabilities or judgments purchased Notes, or any person controlling such Initial Purchaser, if a copy of the Offering Memorandum (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Initial Purchaser to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Notes to such person, and if the Offering Memorandum (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, liabilities; unless such failure to furnish was a result of non-compliance by the Company with Section 5(n).

    (b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, the Company's directors and executive officers and each person that controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Initial Purchaser, but only with respect to information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser expressly for use in the Offering Memorandum, any preliminary offering memorandum or any amendment or supplement thereto.

    (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding; provided, however, that the failure to so notify the Indemnifying Person shall not relieve it of any obligation or liability which it may have hereunder or otherwise (unless and only to the extent that such failure directly results in the loss or compromise of any material rights or defenses). In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.
It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Initial Purchasers, each affiliate of any Initial Purchaser which assists such Initial Purchaser in the distribution of the Securities and such control persons of Initial Purchasers shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, its directors, its executive officers and such control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the second and third sentences of this clause (c), the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding or claim effected without its written consent if
(i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

    For purposes of this Section 7, the only written information furnished by the Initial Purchasers to the Company expressly for use in the Offering Memorandum is the information in the last paragraph of the cover page of the Offering Memorandum, and the last paragraph on page 2 of the Offering Memorandum and the second and third sentences of the third paragraph, the sixth paragraph, the eighth paragraph and the tenth paragraph, all under the caption "Plan of Distribution" in the Offering Memorandum.

    (d)  If the indemnification provided for in paragraphs (a) and (b) of this
Section 7 is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the total discounts and commissions received by the Initial Purchasers, in each case as set forth in the table on the cover of the Offering Memorandum, bear to the aggregate offering price of the Notes. The relative fault of the Company on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

    (e) The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by it were offered exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of Notes set forth opposite their names in Schedule I hereto, and not joint.

    The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

    The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser or any person controlling any Initial Purchaser or by or on behalf of the Company, the Company's officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Notes.

     8. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Initial Purchasers, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date any of the following has occurred: (i) since the respective dates as of which information is given in the Offering Memorandum, any material adverse change or development involving a prospective material adverse change in the condition, financial or otherwise, of the Company, or the earnings, affairs, or business prospects of the Company, whether or not arising in the ordinary course of business, which would, in your judgment, make it impracticable to market the Notes on the terms and in the manner contemplated in the Offering Memorandum, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or material change in economic conditions, if the effect of such outbreak, escalation, calamity, crisis or change on the financial markets of the United States or elsewhere would, in your judgment, make it impracticable to market the Notes on the terms and in the manner contemplated in the Offering Memorandum, (iii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market or limitation on prices for securities on any such exchange or National Market, (iv) trading of any securities of the Company shall have been suspended on any exchange, (v) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your judgment materially and adversely affects, or will materially and adversely affect, the business or operations of the Company, (vi) the declaration of a banking moratorium by either federal or New York State authorities or (vii) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your judgment has a material adverse effect on the financial markets in the United States.

    9. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

    10. If on the Closing Date, any one or more of the Initial Purchasers shall fail or refuse to purchase Notes which it or they have agreed to purchase hereunder, and the aggregate number of Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Notes to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the number of Notes set forth opposite their respective names in Schedule I bears to the aggregate number of Notes set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as the Initial Purchasers may specify, to purchase the Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided, however, that in no event shall the number of Notes that any Initial Purchaser has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Notes without the written consent of such Initial Purchaser. If on the Closing Date, any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Notes which it or they have agreed to purchase hereunder, and the aggregate number of Notes with respect to which such default occurs is more than one-tenth of the aggregate number of Notes to be purchased, and arrangements satisfactory to the remaining Initial Purchasers and the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Company. In any such case either the remaining Initial Purchasers or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement or the offering contemplated hereunder.

    11. If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement in any material respect, or if for any reason the Company shall be unable to perform its obligations under this Agreement in any material respect or any condition of the Initial Purchasers' obligations cannot be fulfilled in any material respect, the Company agrees to reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

    12. This Agreement shall inure to the benefit of and be binding upon the Company, the Initial Purchasers, any affiliate of any Initial Purchaser which assists such Initial Purchaser in the distribution of the Notes, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Notes from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

    13. Any action by the Initial Purchasers hereunder may be taken by J.P. Morgan Securities Inc. alone on behalf of the Initial Purchasers, and any such action taken by J.P. Morgan Securities Inc. alone shall be binding upon the Initial Purchasers. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Initial Purchasers c/o J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260 (telecopy:
212/648-5121 or 212/648-5951); Attention: Syndicate Department. Notices to the Company shall be given at Corporate Headquarters, 125 Phillips Avenue, South Hackensack, New Jersey 07606, (telecopy 201/807-2849), Attention: EVP
- Finance.

    14. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

    15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                  [Remainder of Page Intentionally Left Blank.]

    If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.


                                           Very truly yours,

                                           AEP INDUSTRIES INC.



                                           By: ______________________________
                                               Name:
                                               Title:


Accepted as of the date
first above written:

J.P. MORGAN SECURITIES INC.


By: ______________________________
    Name:
    Title:

MORGAN STANLEY & CO. INCORPORATED


By: ______________________________
    Name:
    Title:

SALOMON BROTHERS INC


By: ______________________________
    Name:
    Title:

                                     ANNEX I

    (A) The Notes have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Each Initial Purchaser represents that it has offered and sold the Notes and will offer and sell the Notes (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the date of closing thereof, only in accordance with Rule 903 of Regulation S or Rule 144A under the Securities Act or pursuant to paragraph B of this Annex. Accordingly, each Initial Purchaser agrees that none of it, its affiliates or any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Notes and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser agrees that, at or prior to confirmation of sale of Notes (other than a sale pursuant to Rule 144A or paragraph B of this Annex), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the restricted period a confirmation or notice to substantially the following effect:

         "The Notes covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

Terms used in this paragraph have the meanings given to them by Regulation S.

    Each Initial Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Notes, except with its affiliates or with the prior written consent of the Company.

    (B) Notwithstanding the foregoing, Notes in registered form may be offered, sold and delivered by the Initial Purchasers in the United States and to U.S. persons pursuant to Section 2 of this Agreement without delivery of the written statement required by paragraph (A) above.

    (C) Each Initial Purchaser further represents and agrees that (i) it has not offered or sold, and will not offer or sell, in the United Kingdom by means of any document, any Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or which it is reasonable to expect will so do, or in circumstances which do not otherwise constitute an offer to the public within the meaning of the Public Offers of Securities Regulations 1995 of Great Britain, (ii) it has complied, and will comply, with all applicable provisions of the Financial Services Act 1986 and any regulation promulgated thereto of Great Britain with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom, and
(iii) it has only issued or passed on, and will only issue or pass on, in the United Kingdom, any document received by it in connection with the issuance of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 of Great Britain or is a person to whom the document may otherwise lawfully be issued or passed on.

    (D) Each Initial Purchaser agrees that it will not offer, sell or deliver any of the Notes in any jurisdiction except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Notes in such jurisdictions. Each Initial Purchaser understands that no action has been taken to permit a public offering in any jurisdiction where action would be required for such purposes. Each Initial Purchaser agrees not to cause any advertisement of the Notes to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Notes.

                                   SCHEDULE I

                                                           Principal
                                                           Amount of
                                                          Notes To Be
    Initial Purchaser                                      Purchased
    -----------------                                   --------------

    J.P. Morgan Securities Inc. .......................  $120,000,000

    Morgan Stanley & Co. Incorporated .................    40,000,000

    Salomon Brothers Inc. .............................    40,000,000
                                                        --------------

              Total ...................................  $200,000,000

                                                        ==============